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                                                                   EXHIBIT 23(1)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-87592, No. 33-60369, No. 33-60371 and No. 33-60373) of J. Ray
McDermott, S.A. of our report dated April 28, 1995 with respect to the combined financial statements of McDermott-ETPM West, Inc. and Heerema Offshore Construction Group Inc. - McDermott International, Inc. Joint Venture included in this Annual Report (Form 10-K/A-1) for the fiscal year ended March 31, 1995.

The Hague, June 26, 1995

KPMG Accountants N.V.